THIS AGREEMENT is made the 1st day of August, 1997 (the
          "Effective Date") by and between MUREX BIOTECH LIMITED a company incorporated in England and Wales (the "Company") and F MICHAEL P WARREN (the "Executive").

          WHEREAS, the Company and Executive previously entered into an Employment Agreement dated January 1, 1992; and

          WHEREAS, the term of the employment relationship created by such Employment Agreement has not expired; and

          WHEREAS, the Company and Executive desire to amend and restate the terms and conditions of their employment relationship as it relates to the period subsequent to 1 August, 1997.

          NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the Company and Executive agree as follows:-

          1.     Employment
                 ----------

                 The Company hereby employs Executive, and Executive accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

          2.     Term
                 ----

                 The initial term of Executive's employment hereunder shall be for a period of three (3) years, commencing as of 1 August 1997 (the "Commencement Date") subject to earlier termination as hereinafter specified in Section 9. At each anniversary date of the Commencement Date (each a "Renewal Date"), the then remaining term of this Agreement shall be extended for an additional one year period in addition to the then remaining term unless either party hereto shall have provided written notice to the other party of such non-renewal of this Agreement on or within three (3) months before such Renewal Date. In the event that either party shall provide the other party with written notice of non-renewal of this Agreement, this Agreement shall not be extended as of any subsequent Renewal Date but shall remain effective in accordance with its terms (subject to termination in accordance with Section 9 hereof) until the end of the then current term of this Agreement. A non-renewal of this Agreement in accordance with this Section 2 shall not constitute a termination of this Agreement for the purpose of Sections 6 or 9.

          3.     Position and Duties
                 -------------------

          3.1    Service with the Company
                 ------------------------

                 During the term of this Agreement, Executive shall serve in such position as Executive and the Board of Directors shall from time to time agree. In such position, Executive agrees to perform such executive employment duties consistent with such positions as the Board of Directors of the Company shall assign to him from time to time. Executive also agrees to serve, during the Term hereof, as requested by the Board, and without any additional compensation, as a Director of the Company and as an executive officer and/or director of any corporations affiliated with the Company. The compensation payable to Executive herein shall be paid by the Company or by a subsidiary, holding company or subsidiary of such holding company of the Company as designated by Executive.

          3.2    Performance of Duties
                 ---------------------

          3.2.1 Executive agrees to serve the Company faithfully and to the best of his ability and to devote the time, attention and efforts necessary to advance the business and affairs of the Company during the Term of this Agreement. It is understood and agreed that Executive may pursue personal investments requiring time commitments that do not conflict with his obligations to the Company, including those in the preceding sentence. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the Term of this Agreement, he shall not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

          3.2.2 All duties performed by Executive hereunder (other than incidental duties) shall be performed at such locations in the United Kingdom as the Board of Directors of the Company may from time to time direct.

          4.     Compensation
                 ------------

          4.1    Base Salary
                 -----------

                 As compensation for all services to be rendered by Executive under this Agreement, the Company shall pay to Executive an initial base annual salary (the "Base Salary") of US$107,206 which salary shall be paid in semi-monthly instalments in accordance with the Company's normal payroll procedures and policies. The base salary shall be increased on January 1, 1998 and on each January 1 thereafter by the percentage equal to the percentage increase in the Consumer Price Index maintained by the United States Bureau of Labour Statistics for the Atlanta, Georgia metropolitan area or an equivalent index (the "Index") as of January 1 of such year over the Index for the immediately preceding January 1. Should the Index be modified or discontinued, appropriate adjustment shall be made to reflect such modification or to refer to a similar index. Additionally, Executive's Base Salary shall be reviewed annually and may be increased by an amount to be determined by the Compensation/Option Committee (the "Committee") on the basis of Executive's performance.

          4.2    Incentive Compensation
                 ----------------------

                 In addition to the Base Salary described in Section 4.1, Executive shall be eligible to receive incentive compensation pursuant to the Senior Management Incentive Plan as approved by the Committee or such other plans as may from time to time be available.

          4.3    Deferral of Compensation
                 ------------------------

                 Executive shall be entitled to elect to defer the receipt of up to seventy-five percent (75%) of his Base Salary and Incentive Compensation for each calendar year during which this Agreement is in effect. Executive shall make the election to defer his compensation for a calendar year by giving written notice to the Company of his desire to do so in writing no later than December 31 of the immediately preceding calendar year. In the event that Executive elects to defer the payment of any compensation due hereunder in the manner contemplated by this Section 4.3, the terms and conditions set forth in Exhibit A hereto with respect to the circumstances under which Executive shall be entitled to the payment of the deferred compensation as well as the interest earned thereon and the timing and method of those payments shall be applicable. Also in such event, each of the periodic payments of Executive's Base Salary for any year in which Executive has elected to defer receipt of a portion of his Base Salary shall be reduced by the percentage amount of his total Base Salary which he has elected to defer.

          4.4    Participation in Benefit Plans
                 ------------------------------

                 Executive shall also be entitled, to the extent that his position, title, tenure, salary, and other qualifications make him eligible, to participate in all employee benefit plans or programs (including medical/dental and life insurance, retirement pension, and stock option incentives relating to stock in International Murex Technologies Corporation) of the Company currently in existence on the date hereof or as my hereafter be instituted from time to time. Executives participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

          4.5    Expenses
                 --------

                 In accordance with the Company's policies established from time to time, the Company shall pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the timely presentment of appropriate vouchers and receipts.

          4.6    Car Allowance
                 -------------

                 The Company shall provide Executive with a car or pay a car allowance in amount recommended by the Executive Committee and approved by the Committee.

          4.7    Accommodation
                 -------------

                 During the term of this Agreement and whilst Executive continues to reside in the United Kingdom the Company shall provide accommodation for Executive in the United Kingdom of a type commensurate with the status and needs of Executive and the image of the Company and its associates. The accommodation shall be provided on terms to be recommended by the Executive Committee of the Company and agreed in writing between the Committee and Executive.

          4.8    Club and Professional Dues
                 --------------------------

                 During the term of this Agreement, Executive will be entitled to reimbursement of club/professional society membership dues and monthly charges and an annual physical examination by the physician of Executive's choice. Amounts paid for club/professional society membership dues and monthly charges shall not exceed US$5,000 annually.
                 In the event that Executive is required to pay any tax on such reimbursement, the amount to be reimbursed to Executive shall be grossed up by such amount as shall ensure that Executive receives the same amount as he would have received had not such tax been payable.


          4.9    Double Tax Liability
                 --------------------

                 In the event that in any year during the term of this Agreement Executive is required to pay income taxes on any portion of his income for that year both to Canada and to the United Kingdom, the Company shall pay to Executive the amount which, after taking into account the taxes required to be paid by Executive as a result of Executive's receipt of such payment from the Company, shall cause Executive's after-tax return on his income to equal the amount which would have been available to Executive had no United Kingdom taxes been due with respect to such income. The amounts due from the Company pursuant to the immediately preceding sentence shall be determined by Executive's tax return preparer, shall take into account any foreign tax credits or other credits and deductions allowed against his Canadian tax liability, and shall be paid to Executive no later than fifteen (15) days following the date on which Executive files the first tax return in which the income subject to taxation in both Canada and the United Kingdom is reported in any year or within fifteen (15) days following the date on which the relevant taxing authority determines that Executive's income is subject to taxation both in Canada and in the United Kingdom, as the case may be.

          4.10   Additional Benefits
                 -------------------

                 During the term of this Agreement, Executive shall be entitled to participate in all present and future employee benefit plans and all other compensation and benefit plans, programs and structures as may from time to time be made available by the Company to all other key corporate executives of the Company, and on terms and conditions no less favourable than those generally available to other such employees. In the event that the Company elects to obtain key man life insurance insuring Executive, Executive shall make himself available for the necessary physical examinations and shall cooperate in all other respects with the Company's efforts to obtain such insurance.

          5.     Sickness
                 --------

          5.1 If Executive is absent because of sickness or injury he shall report this fact forthwith to the Company and if Executive is so prevented for seven or more consecutive days he should provide a medical practitioners statement on the eighth day and weekly thereafter so that the whole period of absence is certified by such statement. Immediately following his return to work after a period of absence Executive shall complete a self certification form available from the Company detailing the reason for his absence.

          5.2 If Executive shall be absent due to sickness or injury duly certified in accordance with the provisions of
                 Section 5.1, he shall be paid his full compensation (including incentive compensation) for up to twelve (12) weeks absence in any period of twelve consecutive months and thereafter such remuneration, if any, as the board of directors of the Company shall determine from time to time provided that such compensation shall be inclusive of any Statutory Sick Pay to which Executive is entitled under the provisions of the Social Security and Housing Benefits Act 1982 and any social security sickness benefit or other benefit recoverable by Executive (whether or not recovered) may be deducted therefrom.

          6.     Compensation upon Termination
                 -----------------------------

          6.1    In the event this Agreement is terminated pursuant to sub-
                 section 9.1(a) hereof, in addition to any benefits to which Executive may then or following the termination of his employment be entitled under any other applicable policy or plan of the Company then the Company shall pay to Executive's estate his Base Salary, incentive compensation and benefits due through the effective date of termination. In the event that such termination occurs on any date other than the last day of the fiscal year, the incentive compensation shall be based upon the performance goals achieved at the end of the fiscal year, but shall be prorated based upon the number of days which have elapsed in the fiscal year through the date of termination. Payment of this incentive compensation or release of any stock representing incentive compensation due under this Section 6.1 shall be made no later than 120 days following the end of the fiscal year with respect to which it is being paid. Payment of all other amounts under this Section 6.1 shall be made not later than the 30th day following the effective date of termination. Executive's estate shall be entitled to receive an amount equal to twenty-four (24) times his then current monthly Base Salary.

          6.2    In the event this Agreement is terminated pursuant to sub-
                 section 9.1(b)(i) hereof, Executive or his representative shall be entitled to receive an amount equal to twenty four (24) times his then current monthly Base Salary, less any disability insurance benefits payable to Executive during such twenty-four month period from disability policies provided by the Company.

          6.3    In the event this Agreement is terminated pursuant to sub-
                 section 9.1(b)(ii) or (iii) hereof, Executive shall not be entitled to any compensation other than his then current Base Salary which has accrued through his date of termination, subject to the Company's right of offset based upon acts of Executive which gave rise to the termination.

          6.4    In the event that Executive is terminated pursuant to sub-
                 section 9.1(c) hereof, Executive shall be entitled to a severance allowance equal to the greater of (i) his Base Salary for all months remaining in his then current term, or (ii) his then current monthly Base Salary for twenty four (24) months.

          6.5 Subject to Section 6.1, payments or the release of stock representing compensation to Executive pursuant to this
                 Section 6 shall be made in either a lump sum payment or, at the sole discretion of the Company in four (4) equal payments within six (6) months of termination of this Agreement.

          6.6 In the event that Executive is terminated pursuant to sub-sections 9.1(a), 9.1(b)(i) or 9.1(c) hereof, the expiration dates of Executive's options currently outstanding pursuant to any of the Company's stock option plans will be extended twenty four (24) months from the date of such termination or such lesser period as may be permitted by law or under the terms of the relevant plan.

          7.     Confidential Information
                 ------------------------

                 Except as permitted or directed by the Company's Board of Directors, Executive shall not during the Term of this Agreement or at any time thereafter divulge, furnish or make accessible to anyone for use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company (for the purposes of Sections 7 through 10 hereof, the term "Company" shall be deemed to include any subsidiary or affiliate of the Company) which Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, and confidential customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential or secret aspects of the business of the Company. Executive acknowledges that the above described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the Term of this Agreement, Executive shall refrain from any acts or omissions that would reduce the value of the use of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Executive.

          8.     Non-Competition, Solicitation of Customers, Solicitation
                 --------------------------------------------------------
                 of Employees
                 -------------

          8.1    Non-Competition
                 ---------------

                 (a) Executive agrees that, during the period of his employment hereunder and for a period of one (1) year following the termination of such employment, he shall not directly engage in competition with the Company within the "Territory" (as hereinafter defined) in any management capacity in any phase of the Company's business of developing, manufacturing, distributing, marketing, leasing or selling any of the products which the Company is in the business of developing, manufacturing, distributing, marketing, leasing to others or selling (the "Competitive Areas") during the Term of this Agreement or which the Company has definitive plans to develop, manufacture or market.

                 (b) The "Territory" shall be that area throughout the world in which the Company presently markets its products. This Agreement shall be deemed automatically amended without the need of further action by any party to add any new countries or parts thereof where after the date hereof and prior to the termination of Executive's employment the Company begins to market its products and to delete any countries after no Company products have been sold there for a period of six months.

                 (c) The restrictions in this Section 8 shall not apply with respect to (i) a passive investment by Executive of less than 5% of the outstanding shares of capital stock of any corporation, or (ii) employment by Executive with an entity in a management capacity in an area of business which is not, directly or indirectly, a Competitive Area.

          8.2    Agreement not to Solicit Customers
                 ----------------------------------

                 Executive agrees that during his employment by the Company hereunder and for the two (2) year period following the termination of such employment, he shall not, without the prior written consent of the Company, within the Territory, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any competing business any person or entity whose account with the Company was sold or serviced by or under the supervision of Executive during the year preceding the termination of such employment.

          8.3    Agreement not to Solicit Employees
                 ----------------------------------

                 Executive agrees that during his employment by the Company hereunder and for the two (2) year period following the termination of such employment, he shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, or attempt to solicit or divert any person then employed by the Company.

          9.     Termination
                 -----------

          9.1    Grounds for Termination
                 -----------------------

                 This Agreement shall terminate prior to the expiration of the Initial Term set forth in Section 2 or any extension thereof in the event that at any time during such Initial Term or any extension thereof:

                 (a)    Executive shall die; or

                 (b) The Board of Directors of the Company shall determine that:

                        (i)    Executive has become disabled; or
                        (ii) Executive has breached this Agreement in any material respect, which breach is not cured by Executive or is not capable of being cured (as determined in the sole discretion or the Company's Board of Directors) by Executive within thirty (30) days after written notice of such breach is delivered to Executive; or

                        (iii)  In its sole discretion cause exists.
                               "Cause" means (A) conduct amounting to
                               fraud, embezzlement or misappropriation as against the Company, (B) the wilful and knowing material breach of any fiduciary duty owed to the Company as an officer of the Company other than done at the direction of the Board of Directors, (C) having been convicted of a criminal offence which may have a material adverse effect on the Company or the ability of Executive to carry out his duties of employment, or (D) the knowing failure of Executive to follow specific directives of the Board of Directors of the Company consistent with his duties. If the Board of Directors terminates this Agreement pursuant to this
                               Section 9.1(b)(iii), Executive will be
                               provided ninety (90) days written notice.

                 (c) The Board of Directors of the Company shall determine, in its sole discretion, that the termination of this Agreement is in the best interest of the Company, and in which event Executive shall have no duty to mitigate his damages. If the Board of Directors terminates this Agreement pursuant to this Section 9.1(c), Executive will be provided ninety (90) days written notice.

                 (d) Notwithstanding any termination of this Agreement, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment.

          9.2    "Disability" Defined
                 --------------------

                 The Board of Directors may determine that Executive has become disabled, for the purpose of this Agreement, in the event that Executive shall fail, because of illness or other physical or mental incapacity, to render services of the character contemplated by this Agreement for an aggregate of more than twelve (12) weeks during any twelve
                 (12) month period.

          9.3    Surrender of Records and Property
                 ---------------------------------

                 Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company and which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under this control.

          10.    Assignment and Enurement
                 ------------------------

                 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, administrators, and permitted assigns. The Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company; provided, however, that if the assignee was not previously part of a consolidated group with the Company, Executive will receive payments and benefits as outlined in Exhibit B attached hereto and incorporated herein.

          11.    Injunctive Relief
                 -----------------

                 Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Section 7, 8 and 9.3. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

          12.    Miscellaneous
                 -------------

          12.1   Governing Law
                 -------------

                 This Agreement is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario subject to any principles of conflict of laws.


          12.2   Prior Agreements
                 ----------------

                 This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

          12.3   Amendments
                 ----------

                 No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition for the future or as to any act other than that that specifically waived.

          12.4   Notices
                 -------

                 Any notice, request, demand or other document to be given hereunder shall be in writing, and shall be delivered personally or sent by registered mail or facsimile followed by mail as follows:

                        If to the Company:

                        Murex Biotech Limited
                        Central Road
                        Temple Hill
                        Dartford
                        Kent  DA1 5LR

                        If to Executive:

                        Flat 3
                        35-37 Grosvenor Square
                        London W1X 9AE

                 or to such other address as either party hereto may hereinafter duly give to the other.


          12.5   Severability
                 ------------

                 To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be give the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

          12.6   Withholding Taxes
                 -----------------

                 The Company may withhold from any benefits payable under this Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year set forth above.



                                       SCHEDULE
                                       --------

                           Statement of Terms of Employment
                           --------------------------------


          1.     Amplification of Terms of Employment

          (a)    Name of Employer:    Murex Biotech Limited

          (b) Address of Employer: Central Road, Temple Hill, Dartford, Kent DA1 5LR

          (c)    Name of Executive: Frederic Michael Patrick Warren

          (d)    Address of Executive: Flat 3, 35-37 Grosvenor Square,
                 London W1X 9AE

          (e)    Date of Commencement of Employment with the Company:
                 January 1 1992

          (f)    Compensation: See Section 4

          (g)    Notice:  See Section 9

          (h)    Job Title:  See Section 3

          2. In accordance with Section 1(3) of the Employment Protection (Consolidation) Act 1978 the following terms of the Executive's employment apply on the date of the agreement to which this is a schedule:

          (a) Hours of Work: there are no fixed hours of work provided that Executive shall be required to devote not less than 25 hours per week to the performance of his duties under the Agreement.

          (b) Holidays: Executive is not entitled to any paid holidays under the Agreement other than Bank Holidays

          (c)    Sickness or injury:  see Section 5 of the Agreement

          (d)    Other benefits:  see Section 4 of the Agreement

          3. The following information is supplied pursuant to the Employment Protection (Consolidation) Act 1978 (as may be amended from time to time)

          (a) Disciplinary Rules: there are no formal disciplinary procedures applicable to this employment;

          (b) Grievance Procedure: all grievances relating to the employment under the agreement to which this is a schedule should be reported to the board of directors of the Company;

          (c) A Contracting Out certificate is not in force in respect of this employment.




          Signed by                   )
          VICTOR A RICE               )
          for and on behalf of        )
          MUREX BIOTECH               )
          LIMITED                     )
          in the presence of:-        )




          Signed by F MICHAEL P       )
          WARREN in the presence      )
          of:-                        )





                                      EXHIBIT A
                                      ---------

                              DEFERRED COMPENSATION PLAN
                              --------------------------

                 1. At the time the Executive elects to defer compensation pursuant to Section 4.3 of the Employment Agreement, the Executive shall also elect the percentage of such compensation to be credited from the date of deferral to the date it is paid to the Executive with either (a) simple interest at a rate per annum equal to the average of the rates then being earned by the Company on deposits with a term of ninety days or less, adjusted on the first day of each calendar quarter or (b) the same rate of return experienced by the common stock of the Company. The portion of the compensation deferred by the Executive to which the Executive elects to have the Company common stock rate of return apply shall be hypothetically invested in shares of the Company's common stock based on the closing price of the Company's common stock on the Nasdaq National Market System, or such other exchange that the Company's common stock may be listed at the time, on the business day prior to the date on which the compensation would otherwise be paid. The number of shares of the Company's common stock in which the Executive has hypothetically invested shall be adjusted to reflect stock splits, stock dividends and other capital changes affecting the outstanding common stock of the Company in the same manner as an equivalent number of actual shares of the Company's common stock are adjusted. In addition, all cash distributions and the fair market value (as determined in good faith by the Company) of any property distributions with respect to shares of common stock of the Company shall be reinvested in the common stock of the Company based on the closing price of the common stock as reported on the Nasdaq National Market System, or such other exchange that the Company's common stock may be listed at the time, on the business day prior to the distribution. The portion of the Executive's compensation deferred hereunder and credited with simple interest, together with such simple interest, shall be referred to herein as "Deferred Compensation". The portion of Executive's compensation deferred hereunder and credited with the rate of return of the common stock of the Company shall be reflected in hypothetical shares of the Company's common stock with each such share being referred to herein as a "Stock Credit". On December 31st of each year during which any Deferred Compensation or Stock Credits remain unpaid, the Company shall provide the Executive with a statement setting forth the amount of his unpaid Deferred Compensation and the number of outstanding Stock Credits.

                 2. The Deferred Compensation shall be paid to Executive in a lump sum following the termination of his employment with the Company for any reason on the 30th day following the date of termination. The number of Stock Credits credited to the Executive shall be paid to the Executive on the 30th date following the date of his termination, by the release of common stock to the Executive."

                 3. Notwithstanding the foregoing, in the event of the occurrence of an "unforeseeable emergency," as hereinafter defined, Executive shall be entitled to a payment from the Deferred Compensation (or release of common stock representing Stock Credits) prior to the date set forth in paragraph 2 of this Exhibit A of that amount reasonably required to satisfy the emergency need. As used herein, "unforeseeable emergency" shall be limited to (i) severe financial hardship to Executive resulting from a sudden and unexpected illness or accident of Executive or of a dependent of Executive, as dependent is defined in Section 152 of the Internal Revenue Code or any successor provision thereto, (ii) loss of Executive's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Executive. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, a payment (or release) of all or any portion of the Deferred Compensation in the event of an unforeseeable emergency may not be made to the extent that such hardship is or may be relieved;

                        (i) Through reimbursement or compensation by insurance or otherwise,

                        (ii) By liquidation of Executive's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

                        (iii) By cessation of the deferral of the payment of the Deferred Compensation pursuant to paragraph 2, above.

                 4. The Company's obligation to pay the Deferred Compensation or release of common stock representing Stock Credits constitutes a mere promise by the Company to make these payments at the times specified herein. Accordingly, Executive shall have the status of a general unsecured creditor with respect to the Deferred Compensation. Executive's rights to the payment of Deferred Compensation or the release of common stock representing Stock Credits shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Executive or his estate or any beneficiary of either Executive or his estate.